UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: December 2, 2005

(Date of earliest event reported)

SunPower Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-51593	94-3008969
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

430 Indio Way, Sunnyvale, CA 94085

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 991-0900

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

See disclosure contained in Item 2.03 below, which is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On December 2, 2005, Registrant entered into a Credit Agreement with Credit Suisse, Cayman Islands Branch, as both Administrative Agent and a Lender (“CSCI”), and with Lehman Commercial Paper Inc., as a Lender, in order to obtain a $25 million revolving credit line (the “Credit Agreement”). Registrant and SunPower North America, Inc., a wholly-owned subsidiary of Registrant (“SPNA”), entered into an associated Guarantee and Collateral Agreement, dated as of December 2, 2005, with CSCI as Administrative Agent, (the “Collateral Agreement” and together with the Credit Agreement, the “Loan Documents”). CSCI and Lehman Commercial Paper Inc. are affiliates of Credit Suisse First Boston LLC and Lehman Brother Inc., respectively, who served as managing underwriters in Registrant’s initial public offering that closed on November 22, 2005.

During the three-year term of the Credit Agreement, Registrant may request that letters of credit be issued or that loans be made, provided that the no more than $10 million of letters of credit may be outstanding at any one time and provided further that the combination of outstanding letters of credit and loans may not exceed $25 million at any time (the “Cap”). As detailed in the Credit Agreement, Registrant pays interest on outstanding borrowings and a fee for outstanding letters of credit as well as a commitment fee for available but unused credit. Registrant has the ability at any time to prepay outstanding loans as well as the ability at any time to irrevocably reduce the amount of the Cap of the credit line. All borrowings must be repaid and all letters of credit shall expire on December 2, 2008.

Under the terms of the Collateral Agreement, Registrant and SPNA have pledged as security all of their assets, including, without limitation, bank and securities accounts, inventory, accounts receivable, real estate and intellectual property rights, but only sixty-six percent of Registrant’s holdings in SunPower Technology, Ltd., a wholly-owned Cayman Islands subsidiary of Registrant, or any other wholly-owned foreign subsidiary Registrant may in the future establish. Pursuant to the Collateral Agreement, SPNA also has guaranteed Registrant’s obligations under the Credit Agreement. In addition, under the Credit Agreement, Registrant must maintain in an account with limited access the lesser of (a) 40% of the then Cap of the line of credit and (b) the amount of borrowings and letters of credit then outstanding. The Loan Documents include certain conditions to borrowings, representations and covenants, and events of default.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit 10.29, Credit Agreement between Registrant, Credit Suisse, Cayman Islands Branch, as Administrative Agent and a Lender, and Lehman Commercial Paper Inc., as a Lender, entered into on December 2, 2005.

Exhibit 10.30, Guarantee and Collateral Agreement between Registrant, SunPower North America, Inc., a wholly-owned subsidiary of Registrant, and Credit Suisse, Cayman Islands Branch, as Administrative Agent, entered into on December 2, 2005.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized on the 7th day of December, 2005.

SUNPOWER CORPORATION
(Registrant)

By:	/s/ Emmanuel T. Hernandez
Emmanuel T. Hernandez
Chief Financial Officer

Exhibit Index

Exhibit	Description
10.29	Exhibit 10.29, Credit Agreement between Registrant, Credit Suisse, Cayman Islands Branch, as Administrative Agent and a Lender, and Lehman Commercial Paper Inc., as a Lender, entered into on December 2, 2005.

10.30	Exhibit 10.30, Guarantee and Collateral Agreement between Registrant, SunPower North America, Inc., a wholly-owned subsidiary of Registrant, and Credit Suisse, Cayman Islands Branch, as Administrative Agent, entered into on December 2, 2005.